Exhibit 5
                                                                     Jay Goldman
                                                       Direct Line: 416.595.2409
                                                E-mail: jgoldman@goodmancarr.com
January 30, 2002                                            File Number: 0000181

The Board of Directors of Altair International Inc.
1725 Sheridan Avenue
Suite 140
Cody, Wyoming 82414
U.S.A.


Dear Sirs/Mesdames:


Re:      Registration Statement on Form S-3, File No. 333-76820
---------------------------------------------------------------

We have acted as Ontario counsel to Altair International Inc., a corporation incorporated under the laws of the Province of Ontario (the "Corporation") in connection with the preparation of the Corporation's Registration Statement on Form S-3, File No. 333-76820 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of common shares (the "Common Shares") of the Corporation for sale by the selling shareholders identified in the Registration Statement. In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant. We have also prepared or examined all such documents, corporate records of the Corporation, certificates of officers of the Corporation, and other materials as we considered advisable or relevant. We have also examined such statutes, corporate and public records and other documents including certificates or statements of public officials, and considered such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. For the purposes of the opinions set forth below, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

We are solicitors qualified to carry on the practice of law in the Province of Ontario only. We express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein as such laws exist on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

(a) (i) the 1,600,000 Common Shares registered under the Registration Statement and described therein as being offered by Louis Schnur; (ii) the 66,667 Common Shares registered under the Registration Statement and described therein as being offered by Gibson Family Limited Partnership; (iii) the 66,667 Common Shares registered under the

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         Registration  Statement  and  described  therein  as being  offered  by
         Brandon Harrison; (iv) the 66,667 Common Shares registered under the Registration Statement and described therein as being offered by
         Rebecca Long; (v) the 66,667 Common Shares registered under the Registration Statement and described therein as being offered by Thomas
         Long;  and  (vi)  the  100,000  Common  Shares   registered  under  the
         Registration Statement and described therein as being offered by Adams Capital Management Ltd. and S. Kent Lauson, DDS, MS. Retirement Fund have been legally issued as fully paid and non-assessable shares;

(b) assuming such Common Shares are issued in compliance with the terms and conditions of the governing share purchase warrants, including receipt of the exercise price specified in the governing share purchase warrants, the Common Shares registered under the Registration Statement and issuable upon exercise of:

         (i) 2,582,500 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by Louis Schnur;

         (ii) 1,000,000 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by Doral 18, LLC;

         (iii) 66,667 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by Brandon Harrison;

         (iv) 66,667 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by Gibson Family Limited Partnership;

         (v) 66,667 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by Rebecca Long;

         (vi) 66,667 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by Thomas Long;

         (vi) 50,000 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by the Shemano Group;

         (vii) 22,500 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by the Murilyn K. Tulio;

         (viii) 2,500 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by Sandra M. Versacce; and

         (ix) 250,000 share purchase warrants to purchase Common Shares described in the Registration Statement as being held by Adams Capital Management Ltd. and S. Kent Lauson, DDS, MS. Retirement Fund;

         will be legally issued as fully paid and non-assessable shares; and


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(c)      assuming such Common Shares are issued in compliance with the terms and conditions of the $2,000,000 Secured Term Note dated December 28, 2001 and described in the Registration Statement (the "Note"), the Common Shares issued upon exercise of exchange rights accruing under the Note will be legally issued as fully paid and non-assessable shares.

We hereby consent to the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,

GOODMAN AND CARR LLP

/s/ Goodman & Carr LLP
----------------------
    Goodman & Carr LLP

JG/jd


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